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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 16, 2008

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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)

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         Kansas                     1-04721                   48-0457967
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)


     2001 Edmund Halley Drive, Reston, Virginia                 20191
      (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (703) 433-4000

          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05         Costs Associated with Exit or Disposal Activities.

         On January 16, 2008, the Board of Directors of Sprint Nextel Corporation (the "Company"), in response to anticipated continued pressure on subscriber trends, revenues and profitability in 2008, approved actions to streamline the Company's business and reduce operating costs through (i) a workforce reduction of approximately 4,000 internal positions and reduced utilization of outsourced services and contractors and (ii) the elimination of more than 4,000 third-party distribution points and approximately 125 company-owned retail locations. The employee headcount reductions are expected to be substantially completed in the first half of the year and will include management and non-management positions throughout the Company.

         The Company expects to record an accounting charge of approximately $200 million for severance and related costs associated with the workforce reduction, primarily determined based on an existing severance plan. Substantially all of the above estimated charge is expected to result in cash expenditures during 2008.

         The Company also expects to record a charge for exit and other costs associated with the elimination of distribution points and retail locations, but at this time is unable to estimate the costs expected to be incurred and whether these costs are material. If material, the Company will disclose costs related to these actions promptly after they are determined.

         A copy of the press release announcing these actions is furnished as
Exhibit 99.1 to this Form 8-K.

Item 7.01         Regulation FD Disclosure.

         On January 18, 2008, the Company announced its subscriber base declined by approximately 109,000 subscribers and post-paid churn of 2.3% for the fourth quarter 2007.

         As reported in the Company's Form 10-Q for the period ended September 30, 2007, the Company is currently performing its annual assessment of goodwill and indefinite lived intangible assets for impairment. Given current market conditions, particularly the recent decrease in the Company's stock price, the Company could incur a non-cash impairment charge associated with its goodwill in the fourth quarter 2007.

         A copy of the press release announcing this information is furnished as
Exhibit 99.1 to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this report:

Exhibit No.          Description

99.1 Press Release Announcing Fourth Quarter Subscriber Results and Actions to Streamline Operations


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPRINT NEXTEL CORPORATION



Date: January 18, 2008                 /s/ Richard A. Montfort
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                                     By:   Richard A. Montfort
                                           Assistant Secretary


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                                  EXHIBIT INDEX

Number         Exhibit

99.1           Press Release Announcing Fourth Quarter Subscriber
               Results and Actions to Streamline Operations